Exhibit 99.1

   Contango Reports Second Quarter Earnings and Updates Operations

    HOUSTON--(BUSINESS WIRE)--Feb. 8, 2007--Contango Oil & Gas Company (AMEX:MCF) reported a net loss attributable to common stock for the three months ended December 31, 2006 of approximately $2.5 million, or $0.16 per basic and diluted share, which included a loss on the sale of Contango Operators, Inc.'s ("COI's") 25% working interest in the Grand Isle 72 well ("Liberty"). COI is a wholly-owned subsidiary of the Company. This compares to a net loss attributable to common stock for the three months ended December 31, 2005 of $0.4 million, or $0.03 per basic and diluted share.

    The net loss attributable to Contango common stock for the six months ended December 31, 2006 was $2.9 million, or $0.19 per basic and diluted share, which included a loss on the sale of COI's 25% working interest in the Grand Isle 72 well, compared to a net loss attributable to common stock for the six months ended December 31, 2005 of $0.3 million, or $0.02 per basic and diluted share.

    Cash Inflow. During the six months ended December 31, 2006, we had approximately $35.4 million of cash inflow consisting of $7.0 million from the sale of COI's interest in Grand Isle 72, $10.0 million from borrowings under our credit facility with The Royal Bank of Scotland and $18.4 million from the sale of short term investments.

    Cash Outflow. During the six months ended December 31, 2006, we used a total of approximately $39.4 million of cash consisting of $5.5 million for operations, $31.9 million in exploration and development activities, $1.5 million in investments in affiliates and $0.5 million in financing activities.

    Capital Budget. For the final six months of fiscal year 2007, our capital expenditure budget calls for us to invest a total of $ 25.8 million ($4.4 million of this was invested in January 2007), as we continue to invest in our Arkansas Fayetteville Shale play, bring the Grand Isle 72 ("Liberty") discovery to production and spud a second exploration well at our Dutch prospect in February 2007.

    Of the $25.8 million in capital expenditures budgeted for the remaining six months of fiscal year 2007, $6.0 million is anticipated to be invested in offshore activities. Our budget calls for us to invest approximately $1.1 million for production and pipeline facilities for developing Grand Isle 72, approximately $3.9 million for drilling, completion, production and pipeline facilities for our second well at Eugene Island 10 ($0.2 million was invested in January
2007) and $1.0 million in projected future exploration costs, seismic and delay rentals.

    Of the $25.8 million in capital expenditures budgeted for the remaining six months of fiscal year 2007, $19.8 million is expected to be invested in onshore activities. In the Arkansas Fayetteville Shale, our partners and we have acquired or received commitments on approximately 44,300 net mineral acres and we have committed to a total of 117 wells in this play as of February 4, 2007. We have an average working interest of 15% and a net revenue interest of 12% in these 117 wells. Of these, 25 are to be operated by Alta and 92 are to be operated by a third party independent oil and gas exploration company (these 92 wells are referred to as "Integrated Wells").

    Of the 25 Alta operated wells, seven have been drilled as of December 31, 2006, four will be drilled in fiscal year 2007, and 14 will be drilled later. We estimate an additional $4.7 million, net to Contango, will be required for remaining drilling, frac, completion and hook-up costs of these seven wells ($2.0 million of this was invested in January 2007). We are budgeting to drill, complete and frac an additional four new Alta wells during fiscal year 2007 at a cost of $5.4 million, net to us. Additionally, we expect to invest $0.7 million in pipeline infrastructure and additional leasehold costs for the Arkansas Fayetteville Shale ($0.4 million of this was invested in January 2007). We estimate we will have an average working interest of 54% and a net revenue interest of 43% in these 11 Alta wells.

    Of the 92 Integrated Wells for which we have received AFEs, 35 wells are producing, 23 wells have already been spud, and 34 wells have yet to be drilled. In addition to these 92 Integrated Wells, we estimate we will receive an additional seven AFEs per month for Integrated Wells during the final five months of fiscal year 2007 for a total of 127 Integrated Wells. We anticipate having approximately 67 producing Integrated Wells by the end of June 2007. Our capital budget for Integrated Wells assumes we will invest $8.2 million in Integrated Wells during the remainder of fiscal year 2007 ($1.8 million of this was invested in January 2007). We estimate we will have an average working interest of 6% and a net revenue interest of 5% in these 127 Integrated Wells.

    As of February 7, 2007, we have approximately $7.5 million in cash, cash equivalents, and short term investments and $30.0 million in long-term debt outstanding. The Company had estimated production of approximately 11.9 MMcfe/d.

    Kenneth R. Peak, Contango's Chairman and Chief Executive Officer, said, "Our Dutch #1 well at Eugene Island 10 is now flowing at 28.3 million cubic feet equivalent per day, and our Dutch #2 well was spud on February 7, 2007."

    Mr. Peak continued, "Our proved reserves, as estimated by our independent reserve engineers as of December 31, 2006, were 34.2 billion cubic feet equivalent. The SEC PV-10 pre-tax net present value of these reserves, using quarter end prices of $5.63 per MMbtu and $61.05 per barrel was $121.5 million."



             CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)


                        Three Months Ended        Six Months Ended
                           December 31,             December 31,
                     ------------------------ ------------------------
                        2006         2005        2006         2005
                     ------------ ----------- ------------ -----------
REVENUES:
  Natural gas and oil
   sales                $850,407     $44,298   $2,042,713    $192,078
                     ------------ ----------- ------------ -----------
    Total revenues       850,407      44,298    2,042,713     192,078
                     ------------ ----------- ------------ -----------

EXPENSES:
  Operating expenses     144,702     125,896      277,651     131,646
  Exploration
   expenses              496,123     377,708      897,470     717,146
  Depreciation,
   depletion and
   amortization          292,192      31,763      504,383      87,123
  Impairment of
   natural gas and
   oil properties        192,109           -      192,109           -
  General and
   administrative
   expenses            1,425,599   1,099,711    2,528,941   2,021,974
                     ------------ ----------- ------------ -----------
    Total expenses     2,550,725   1,635,078    4,400,554   2,957,889
                     ------------ ----------- ------------ -----------

LOSS FROM CONTINUING
 OPERATIONS BEFORE
 OTHER INCOME AND
 INCOME TAXES         (1,700,318) (1,590,780)  (2,357,841) (2,765,811)

OTHER INCOME
 (EXPENSE):
  Interest expense
   (net of interest
   capitalized)         (390,434)        (96)    (557,905)       (192)
  Interest income        155,483     190,315      407,142     399,368
  Gain (loss) on sale
   of assets and
   other              (1,401,076)     32,164   (1,316,685)    241,686
                     ------------ ----------- ------------ -----------
LOSS FROM CONTINUING
 OPERATIONS BEFORE
 INCOME TAXES         (3,336,345) (1,368,397)  (3,825,289) (2,124,949)
Benefit for income
 taxes                 1,019,484     535,585    1,252,572     814,995
                     ------------ ----------- ------------ -----------

LOSS FROM CONTINUING
 OPERATIONS           (2,316,861)   (832,812)  (2,572,717) (1,309,954)

DISCONTINUED
 OPERATIONS
  Discontinued
   operations, net of
   income taxes                -     614,425            -   1,302,868
                     ------------ ----------- ------------ -----------

NET LOSS              (2,316,861)   (218,387)  (2,572,717)     (7,086)
Preferred stock
 dividends               142,500     150,000      292,500     301,000
                     ------------ ----------- ------------ -----------
NET LOSS ATTRIBUTABLE
 TO COMMON STOCK     $(2,459,361)  $(368,387) $(2,865,217)  $(308,086)
                     ============ =========== ============ ===========

NET INCOME (LOSS) PER
 SHARE:
  Basic
    Continuing
     operations           $(0.16)     $(0.07)      $(0.19)     $(0.11)
    Discontinued
     operations                -        0.04            -        0.09
                     ------------ ----------- ------------ -----------
      Total               $(0.16)     $(0.03)      $(0.19)     $(0.02)
                     ============ =========== ============ ===========
  Diluted
    Continuing
     operations           $(0.16)     $(0.07)      $(0.19)     $(0.11)
    Discontinued
     operations                -        0.04            -        0.09
                     ------------ ----------- ------------ -----------
      Total               $(0.16)     $(0.03)      $(0.19)     $(0.02)
                     ============ =========== ============ ===========

WEIGHTED AVERAGE
 COMMON SHARES
 OUTSTANDING:
  Basic               15,031,697  14,717,570   15,018,305  14,586,862
                     ============ =========== ============ ===========
  Diluted             15,031,697  14,717,570   15,018,305  14,586,862
                     ============ =========== ============ ===========


    The summarized financial results for discontinued operations for each of the periods ended December 31, are as follows:





Operating Results :   Three months ended        Six months ended
                         December 31,             December 31,
                    ----------------------   ----------------------
                      2006        2005         2006        2005
                    ---------- -----------   ---------- -----------

Revenues                   $-  $1,779,111           $-  $2,821,882
Operating (expenses)
 credits                    -     733,833 (a)        -     948,332 (a)
Exploration expenses        -  (1,202,665)           -  (1,202,665)
Depreciation,
 depletion and
 amortization               -    (365,010)           -    (586,734)
Gain on sale of
 discontinued
 operations                 -           -            -      23,598
                    ---------- -----------   ---------- -----------
  Gain before income
   taxes                   $-    $945,269           $-  $2,004,413
  Provision for
   income taxes             -    (330,844)           -    (701,545)
                    ---------- -----------   ---------- -----------
    Gain from
     discontinued
     operations, net
     of income taxes       $-    $614,425           $-  $1,302,868
                    ========== ===========   ========== ===========

(a) credit due to severance tax refunds




Production, Prices, Operating Expenses, and Other


                              Three Months Ended   Six Months Ended
                                 December 31,        December 31,
                              ------------------- -------------------
                                2006      2005      2006      2005
                              --------- --------- --------- ---------
                              (Dollar amounts in  (Dollar amounts in
                               000's, except per   000's, except per
                                 Mcfe amounts)       Mcfe amounts)
Production Data:
Natural gas (million cubic
 feet)                             105       135       248       226
Oil and condensate (thousand
 barrels)                            1         9         5        15
Total (million cubic feet
 equivalent)                       111       189       278       316

Natural gas (million cubic
 feet per day)                     1.1       1.5       1.3       1.2
Oil and condensate (thousand
 barrels per day)                  0.1       0.1       0.1       0.1
Total (million cubic feet
 equivalent per day)               1.7       2.1       1.9       1.8

Average sales price:
  Natural gas (per thousand
   cubic feet)                   $7.45    $10.30     $6.76     $9.72
  Oil and condensate (per
   barrel)                      $58.33    $50.18    $67.56    $55.77

Selected data per Mcfe:
  Production and severance
   taxes                         $0.76    $(3.21)    $0.47    $(2.89)
  Lease operating expenses       $0.53    $(0.05)    $0.52     $0.29
  General and administrative
   expenses                     $12.74     $5.89     $9.01     $6.44
  Depreciation, depletion and
   amortization of natural gas
   and oil properties            $2.15     $1.96     $1.46     $2.00

EBITDAX (1)                    $(2,121)   $1,364   $(2,082)   $2,098


    (1) EBITDAX represents earnings before interest, income taxes, depreciation, depletion and amortization, impairment expenses, exploration expenses, including gain (loss) from hedging activities, and sale of assets and other. We have reported EBITDAX because we believe EBITDAX is a measure commonly reported and widely used by investors as an indicator of a company's operating performance and ability to incur and service debt. We believe EBITDAX assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDAX is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in our statements of cash flows. Investors should carefully consider the specific items included in our computation of EBITDAX. While we have disclosed our EBITDAX to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management's discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.

    A reconciliation of EBITDAX to loss from continuing operations and operating results for discontinued operations for the periods indicated is presented below.



                              Three Months Ended   Six Months Ended
                                 December 31,        December 31,
                              ------------------- -------------------
                                2006      2005      2006      2005
                              --------- --------- --------- ---------
                                    ($000)              ($000)

Loss from continuing
 operations                    $(1,700)  $(1,591)  $(2,358)  $(2,766)
Exploration expenses               496       378       897       717
Depreciation, depletion and
 amortization                      292        32       504        87
Impairment on natural gas and
 oil properties                    192         -       192         -
Gain (loss) on sale of assets
 and other                      (1,401)       32    (1,317)      242
                              --------- --------- --------- ---------
  EBITDAX from continuing
   operations                   (2,121)   (1,149)   (2,082)   (1,720)
Gain from discontinued
 operations, before taxes            -       945         -     2,004
Exploration expenses                 -     1,203         -     1,203
Depreciation, depletion and
 amortization                        -       365         -       587
Gain on sale of assets and
 other                               -         -         -        24
                              --------- --------- --------- ---------
  EBITDAX                      $(2,121)   $1,364   $(2,082)   $2,098
                              ========= ========= ========= =========


    Contango is a Houston-based, independent natural gas and oil company. The Company's core business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico and onshore in the Arkansas Fayetteville Shale. The Company also owns a 10% interest in a limited partnership formed to develop an LNG receiving terminal in Freeport, Texas, and holds investments in companies focused on commercializing environmentally preferred energy technologies. Additional information can be found on our web page at www.contango.com.

    This press release contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially from Contango's expectations. The statements reflect Contango's current views with respect to future events that involve risks and uncertainties, including those related to successful negotiations with other parties, oil and gas exploration risks, price volatility, production levels, closing of transactions, capital availability, operational and other risks, uncertainties and factors described from time to time in Contango's publicly available reports filed with the Securities and Exchange Commission.

    CONTACT: Contango Oil & Gas Company, Houston
             Kenneth R. Peak, 713-960-1901
             www.contango.com